Exhibit 10.6

Form of Vrio Corp. Indemnity Agreement

AGREEMENT, dated as of                      and effective as of the date provided in Section 8 below, between Vrio Corp., a Delaware corporation (the “Company”), and                      (the “Indemnitee”).

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such Bylaws;

WHEREAS, Section 145(f) of the General Corporation Law of the State of Delaware (the “DGCL”) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled by bylaw, agreement, vote of stockholders or otherwise, and this Agreement is being entered into pursuant to such provision;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to assure Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the aforesaid Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the

Company’s Board of Directors or acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.0    Certain Definitions.

(a)    Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (w) the Company, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (z) AT&T Inc. (“AT&T”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(b)    Claim: is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c)    Expenses: any reasonable expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such action, suit or proceeding, whether civil, criminal, administrative or investigative), but shall exclude (i) the costs of any of Indemnitee’s counterclaims, other than Permitted Counterclaims or (ii) amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)    Indemnifiable Event: is any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise.

(e)    Losses: are any judgments, fines and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such action, suit or proceeding.

(f)    Reviewing Party: shall mean (i) the Board of Directors (provided that a majority of directors are not parties to the Claim), (ii) a committee selected by a majority vote of the Board of Directors and (iii) if there has been a Change in Control, if there are no such directors, or if such directors so direct, the special, independent counsel referred to in subsection 3.0(b) hereof, which shall be selected by the Board of Directors and reasonably approved by the Indemnitee (which approval shall not be unreasonably withheld), other than in connection with a Change in Control.

2.0    Indemnification and Advancement of Expenses.

(a)    General Agreement regarding Indemnification. Subject to the limitations set forth herein and in Section 3.0 hereof, the Company hereby agrees to indemnify Indemnitee in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, to the fullest extent authorized or permitted (i) by the DGCL, or any other applicable law, the Company’s Certificate of Incorporation or Bylaws as in effect on the date hereof, or (ii) by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof, against any and all Expenses and Losses. The rights of the Indemnitee provided in this Section 2.0 shall include, without limitation, the rights set forth in the other sections of this Agreement.

Without limiting the generality of the foregoing and other than in respect of the advancement of Expenses in accordance with Section 2.0(b) hereof, such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company.

Notwithstanding any other provision of this Agreement other than Section 2.0(c), to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

(b)    Advancement of Expenses. In the event Indemnitee is, was or becomes a party to or witness or other participant in any Claim by reason of an Indemnifiable Event, if so requested by Indemnitee in writing and with an undertaking by Indemnitee to repay such Expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Company, the Company shall advance any and all such Expenses to Indemnitee to the fullest extent permitted by applicable law. Any request for advancement of Expenses shall be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding. Advancement of Expenses shall be made without regard to Indemnitee’s ability to repay the Expenses. Indemnitee’s obligation to reimburse the Company for the advancement of Expenses shall be unsecured and no interest shall be charged thereon.

(c)    Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, internal, administrative or investigative that relates to an Indemnifiable Event initiated by Indemnitee against the Company or any director or officer of the Company unless the Board of Directors has consented to the initiation of such Claim in a resolution adopted by the Board of Directors.

3.0    General Limitations on Indemnification.

(a)    Determination of Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company set forth in Section 2.0 hereof (except with respect to Expense advances made prior to any determination by a Reviewing Party referred to below that Indemnitee substantively would not be permitted to be indemnified for Claims for Indemnifiable Events with respect to which such advances are being made) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in subsection (b) hereof is involved) that Indemnitee would not be permitted to be so indemnified under applicable law, and (ii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to Indemnitee (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified under applicable law).

The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than thirty (30) calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two (2) business days thereafter.

If there has been no determination by the Reviewing Party within the time limitation set forth above, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the

States of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an order or judgment by the court equivalent to the determination of the Reviewing Party or challenging any such determination by the Reviewing Party or any aspect thereof; any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. The Company hereby consents to service of process and to appear in any such proceeding.

(b)    Change in Control of Company. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expenses advanced under this Agreement or any other agreements or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Indemnitee. Such special, independent counsel, among other things, shall be the Reviewing Party hereunder and shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. No law firm or lawyer shall qualify to serve as special, independent counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses and Losses arising out of or relating to this Agreement or its engagement pursuant hereto.

4.0    Notification and Defense of Claim.

(a)    Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a Claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.

(b)    With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(i)	the Company will be entitled to participate therein at its own expense; and

(ii)	except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.

After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the Expenses related thereto incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (w) the employment of counsel by Indemnitee has been authorized by the Company, (x) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, (y) after a Change in Control, the employment of counsel has been approved by the special, independent counsel referred to in Section 3.0(b) or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (x) above.

(c)    the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

5.0    No Modification.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.0    Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7.0    Reimbursement.

The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder. The Company hereby agrees (i) that the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of such other persons to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by the Indemnitee are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full indemnifiable amounts, without regard to any rights the Indemnitee may have against any such other person and (iii) that the Company irrevocably waives, relinquishes and releases such other persons from any and all claims against any such other persons for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any of such other persons on behalf of the Indemnitee with respect to any Claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and such other persons shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that such other persons are express third-party beneficiaries under the terms of this Section 7.0.

8.0    Effectiveness.

This Agreement shall be of full force and effect immediately upon its execution or, if later, Indemnitee’s appointment to the board of directors of Vrio Corp.

9.0     Non-Exclusivity.

The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he or she may have under the Company’s Bylaws or the DGCL or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights.

10.0     Liability Insurance.

To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms.

11.0     Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

12.0     Severability.

The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

13.0     Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

14.0     Entire Agreement and Termination.

Subject to Section 9.0, this Agreement represents the entire agreement between the parties; and there are no other agreements, contracts or understandings between the parties with respect to the subject matter of this Agreement. No termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

Executed this      day of             , 2018.

VRIO CORP.

By:
Michael Hartman
General Counsel

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